EXHIBIT 4.6

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1, dated as of July 31, 2009 (this “Supplemental Indenture”), by and among the Company (as defined below) and UNION BANK, N.A. (formerly known as UNION BANK OF CALIFORNIA, N.A.), as trustee (the “Trustee”), under the Subordinated Indenture dated as of April 7, 2008 (the “Base Indenture”), between ALPHA NATURAL RESOURCES, INC., a Delaware corporation (“Alpha”), and the Trustee.

WITNESSETH

WHEREAS, Alpha has heretofore executed and delivered to the Trustee the Base Indenture;

WHEREAS, Alpha and FOUNDATION COAL HOLDINGS, INC., a Delaware corporation (“Foundation”), entered into an Agreement and Plan of Merger dated as of May 11, 2009 (the “Merger Agreement”), providing for the merger of Alpha with and into Foundation (the “Merger”), with Foundation as the surviving corporation (such surviving corporation, renamed Alpha Natural Resources, Inc., the “Company”);

WHEREAS, the Merger complies with the provisions of Section 10.01 of the Base Indenture;

WHEREAS, the Company proposes in and by this Supplemental Indenture to supplement and amend the Base Indenture in certain respects;

WHEREAS, Section 9.01 of the Base Indenture permits the Company and the Trustee to amend the Base Indenture without prior notice to or consent of any Holder for the purpose of evidencing the assumption by a successor of Alpha of the covenants and obligations of Alpha thereunder; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, the Company and the Trustee hereby agree that the following Sections of this Supplemental Indenture supplement the Base Indenture:

ARTICLE I

DEFINITIONS

Section 1.1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture.

ARTICLE II

ASSUMPTION

Section 2.1. ASSUMPTION OF OBLIGATIONS. The Company, as the surviving entity in the Merger, expressly assumes the performance or observance of every covenant of the Base Indenture on the part of Alpha to be performed or observed.

ARTICLE III

MISCELLANEOUS

Section 3.1. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Company under this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 3.2. BENEFIT OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto, their successors hereunder, and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 3.3. EXECUTION AS SUPPLEMENTAL INDENTURE. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and, as provided in the Base Indenture, this Supplemental Indenture forms a part thereof.

Section 3.4. RATIFICATION AND INCORPORATION OF INDENTURE. As supplemented hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 3.5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.6. SEPARABILITY. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

Section 3.7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.9. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein and in the Securities are deemed to be those of the Company and not of the Trustee, and the Trustee assumes no responsibility for the correctness thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ALPHA NATURAL RESOURCES, INC.

By:
Name:
Title:

[Signature Page to Supplemental Indenture to Subordinated Indenture]

UNION BANK, N.A.
(formerly known as UNION BANK OF CALIFORNIA, N.A.), as Trustee

By:
Name:
Title

[Signature Page to Supplemental Indenture to Subordinated Indenture]